Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58348,
333-58352 333-60846 333-119100 and 333-122341) and Form S-3 (Nos. 333-105276 and 333-112418) of Tut Systems, Inc. of our report dated February 2, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
Portland, Oregon
February 2, 2005